UC HUB GROUP INC.


  AGREEMENT: ASSET ACQUISITION OF INTERNATIONAL WASTEWATER SYSTEMS AND ALL IP:
  ----------------------------------------------------------------------------

     This document completes our discussions pursuant to which UC HUB GROUP INC.(the "Company"), will acquire the assets, as listed in Attachment A ("Assets"), of International Wastewater Systems at 2020 Charlotte St, Bozeman, MT 59718 ("IWS"), for One Million Five Hundred Shares upon signing the formal agreements and an additional equal amount (One Million Five Hundred Thousand R 144 shares) upon hitting sales benchmarks to be agreed upon by Larry Wilcox and Claude Smith. Notwithstanding this, in the event, the IWS subsidiary, after acquisition, is sold or made available in some new corporate form, the additional One Million Five Hundred thousand Shares, will be deemed earned by the original owners of IWS.

     The  following  are  the  material  terms  of  the  acquisition:

     1. ACQUISITION. Acquisition, a Wastewater System with software and licenses and related Intellectual Properties organized and in business for the past years, shall be acquired with the Assets of "IWS" . "IWS" will become a subsidiary of the parent company, UC Hub, Group Inc. In addition the operating liabilities of past and during transition will not be part of any deal or liability to UC Hub and IWS hereby represents that they do not and will not have a negative burn or loss during this transition as the full intent of this acquisition is to remain and build a positive balance sheet.

     2. ASSET PURCHASE AGREEMENT. A detailed Asset Purchase Agreement (the "Agreement") will be prepared by our counsel which will contain the terms set forth herein and other mutually acceptable and customary provisions including, but not limited to representations and warranties of each party to the other, undertakings of "IWS" as to the conduct of its business prior to the acquisition, conditions precedent to the acquisition, and required opinions of counsel for each party. The Agreement will be executed on the Closing Date, as defined in Section 6 hereof.

     3. REPRESENTATIONS AND WARRANTIES. The Agreement contains customary detailed representations and warranties by each party including representations and warranties by "IWS" with respect to its business, validity of its patents and other intellectual property and financial condition if applicable. The representations and warranties of the parties herein and in the Agreement shall survive the consummation of the acquisition and will continue to be enforceable against the parties by whom they were made for a customary period, subject to the limitations contained in the Agreement.

     4. EMPLOYMENT AGREEMENTS. At the Closing of the said Acquisition, staff will be hired and paid in cash and or stock per a negotiation in good faith and terms to follow. The said parties may enter into employment or consulting agreements the terms of which will be completed and agreed to by Larry Wilcox, Claude Smith, and the Board of Directors.

     5. DUE DILIGENCE. During business hours and on reasonable prior notice, "IWS" shall make available for inspection to the Company and to UC Hub, their auditors, their counsel and their other representatives (the
"Representatives") all of the "IWS" books, and records, and shall otherwise afford reasonable access to all documentation and other information concerning "IWS" business, financial condition, legal matters and future prospects for the purpose of conducting a due diligence investigation thereof. "IWS", its officers and its employees shall co-operate with the Company and its representatives in the due diligence investigation.

     6. CLOSING DATE. The transaction shall be closed not later than September 27, 2006.

     7. CONFIDENTIALITY. Neither party shall make any public disclosure concerning the acquisition, except with the consent of the other, which shall not be unreasonably withheld, or as may be required by law.

     8.     EXCLUSIVITY.

          No  Solicitation. Without  limitation  of "IWS" obligations under this
          -----------------
letter of intent, "IWS" agrees that neither it nor any of its subsidiaries nor any of the officers and directors of it or its subsidiaries shall, and that it shall use its reasonable best efforts to cause its and its subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, directly or indirectly, initiate, solicit, encourage or knowingly facilitate (including by way of furnishing information) any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, sale of all or substantially all of "IWS" assets or capital stock, or similar transaction (any an "Acquisition") regardless of whether stockholder approval is required.

     9. CONDITIONS OF CLOSING. The obligations of the parties to close the proposed acquisition are subject to satisfaction of a number of material conditions, including but not limited to, the following:

          a.   Execution  of  the  Agreement;
          b. No material adverse change in the financial condition, business, management, or future prospects of IWS;
          c.   Satisfactory  completion  of  due  diligence.

     10. COUNTERPART EXECUTION. This Agreement may be executed by the parties in counterparts, all of which shall constitute one and the same original.

Accepted  and  agreed  to  this  27th  day  of  September,  2006.


For  IWS:


By
  --------------------                                       -------------------
          CEO                                                       Owner


For Company:


By:
   -------------------
          CEO